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                                                                      EXHIBIT 21

                            SUBSIDIARIES OF CAMPBELL

         NAME OF SUBSIDIARY AND NAME
        UNDER WHICH IT DOES BUSINESS                             JURISDICTION OF INCORPORATION
        ----------------------------                             -----------------------------
Arnotts Limited                                            Australia

Campbell Finance Corp.                                     Delaware

Campbell Foods Belgium N.V.                                Belgium

Campbell Foodservice Company                               Pennsylvania

Campbell Investment Company                                Delaware

Campbell Sales Company                                     New Jersey

Campbell Soup Company Ltd -- Les Soupes Campbell Ltee      Canada

Campbell Soup Supply Company L.L.C.                        Delaware

Campbell's Australasia Pty. Limited                        Australia

Campbell's de Mexico, S.A. de C. V.                        Mexico

Campbell's U.K. Limited                                    England

CSC Brands LP                                              Delaware

Erasco GmbH                                                Germany

Godiva Brands, Inc.                                        Delaware

Godiva Chocolatier, Inc.                                   New Jersey

Joseph Campbell Company                                    New Jersey

Liebig S.A.S.                                              France

Pepperidge Farm, Incorporated                              Connecticut

PF Brands, Inc.                                            Delaware

Stockpot Inc.                                              Washington

The foregoing does not constitute a complete list of all subsidiaries of the registrant. The subsidiaries which have been omitted do not, in the aggregate,
(i) represent more than 10% of the assets of Campbell and its consolidated subsidiaries, (ii) contribute more than 10% of the total sales and revenues of Campbell and its consolidated subsidiaries or (iii) contribute more than 10% of the income before taxes and extraordinary items of Campbell and its consolidated subsidiaries.